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                                                                    EXHIBIT 4.27

                                    WARRANT

                             SOLUTIONS AMERICA, INC.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE; THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN CONTRAVENTION OF APPLICABLE FEDERAL OR STATE LAWS.

250,000 SHARES OF COMMON STOCK (2.77% OF THE ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK)                                                      JULY 20, 2000

THIS CERTIFIES THAT, for value received, Greenberg, Glusker, Fields, Claman & Machtinger, LLP ("WARRANT HOLDER"), or registered assigns, has the right to purchase from Solutions America, Inc. ("COMPANY"), prior to August 1, 2005, up to the number of shares of the Common Stock of the Company set forth above ("SHARES") at a price per share ("WARRANT PRICE") equal to lesser of (i) 75% of the average bid price as reported in the Wall Street Journal over the thirty
(30) day period prior to the exercise of the Warrant or (ii) $1.00 per share.

The rights represented by this Warrant may be exercised at any time by delivering to the President of the Company at the Company's principal executive office: (1) an Election to Purchase in the form appended hereto as Exhibit "A";
(2) this Warrant; and (3) payment for the Shares. Warrant Holder may exercise the Warrant in part or in whole from time to time. Notwithstanding the foregoing, the Company shall not be required to issue any Shares unless the Company has received satisfactory evidence that the representations of the Warrant Holder set forth in the Election to Purchase are true and correct at the time of such exercise, and has determined that the issuance of Shares does not violate any applicable securities or other law or regulation.

This Warrant shall not entitle the Warrant Holder to any voting rights, registration rights, pre-emptive rights or rights as a stockholder of the Company, except as provided in the second paragraph following this paragraph. Any amendment to this Warrant shall be in writing executed by the Company and the Warrant Holder. In the event of any stock split, stock dividend, recapitalization by the Company, or issuance of any shares of Company stock to other persons for a consideration less than the Warrant Price, this Warrant shall apply with respect to the same number of shares of Common Stock of the Company into which the number of Shares covered by this Warrant would be converted or otherwise entitled if such shares were outstanding prior to such event, so that Warrant Holder shall be entitled to purchase the same percentage of the Common Stock of the Company, and the exercise price per Share outstanding after such event shall be such that the aggregate purchase price for all of the shares then covered by this Warrant shall be the same as prior to such event. For purposes of the foregoing adjustment, an issuance of shares of common stock for less than the Warrant Price shall be treated in the same manner as a stock dividend.

If the Company merges with another company and the Company is not the surviving entity, then the Company agrees to cause (as a precondition of the completion of the merger) the surviving entity (the "Survivor") to issue Warrant Holder a new warrant for the number of shares of common stock of the Survivor equivalent to the number of shares of the Survivor for which the Shares would have been exchanged at the closing of the merger, with the price set forth in (ii) above adjusted to equal One ($1.00) Dollar per share multiplied by the fraction equal to the number of Shares represented by this Warrant divided by the number of shares of common stock of the Survivor which would have been exchanged for the Shares at the closing of the merger.

In the event the Company undertakes a registration of any share in the Company, the Company shall include in such registration the Shares, subject to customary cutbacks and other customary underwriters' requirements.



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This Warrant shall be governed by and construed in accordance with a the laws of the State of California. Any controversy or claim arising under, out of or in connection with this Warrant, including without limitation claims arising under Federal and State securities laws and applicable common law, shall be settled by arbitration conducted in Los Angeles, California, in accordance with the commercial rules of the American Arbitration Association then in effect.

IN WITNESS WHEREOF, Solutions America, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date above.


                                           Solutions America, Inc.


                                        By:  /s/ SIGNATURE ILLEGIBLE
                                           -------------------------------------
                                        Its: PRESIDENT
                                            ------------------------------------



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                             EXHIBIT "A" to WARRANT

                              ELECTION TO PURCHASE

                             SOLUTIONS AMERICA, INC.


The undersigned ("Warrant Holder") hereby elects to purchase __________________ shares ("Shares") of Common Stock of Solutions America, Inc., a California corporation (the "Company") pursuant to the Warrant Holder's right to purchase set forth in that certain Warrant dated July 20, 2000.

Warrant Holder makes the following representations and covenants:

1. Warrant Holder has had an opportunity to make inquiries to the Company about investment in the Shares, and Warrant Holder has no unanswered questions.

2. Warrant Holder is aware of the Company's business, prospects and financial condition, and has acquired sufficient information about the Company to reach an informed decision to acquire the Shares.

3. Warrant Holder is able to evaluate the merits and risks of the investment.

4. Warrant Holder recognized hat investment in the Shares involves special and substantial risks of loss, and may result in the loss of all of Warrant Holder's investment.

5. WARRANT HOLDER IS AN ACCREDITED INVESTOR AS THAT TERM IS USED IN RULE 501 OF THE SECURITIES AND EXCHANGE COMMISSION BY REASON OF THE FACT THAT, AS SET FORTH IN RULE 501: (1) WARRANT HOLDER'S INDIVIDUAL INCOME IN EACH OF THE TOW MOST RECENT YEARS, AND WARRANT HOLDER'S REASONABLY EXPECTED INCOME FOR THE CURRENT YEAR, EXCEEDS $200,000; OR (2) WARRANT HOLDER'S JOINT INCOME WITH THAT OF WARRANT HOLDER'S SPOUSE IN EACH OF THE TWO MOST RECENT YEARS, AND WARRANT HOLDER'S REASONABLY EXPECTED JOINT INCOME WITH THAT OF WARRANT HOLDER'S SPOUSE FOR THE CURRENT YEAR, EXCEEDS $300,000; OR (3) WARRANT HOLDER'S INDIVIDUAL NET WORTH OR JOINT NET WORTH WITH THAT OF WARRANT HOLDER'S SPOUSE CURRENTLY EXCEEDS $1,000,000; OR (4) WARRANT HOLDER OTHERWISE MEETS THE DEFINITION OF ACCREDITED INVESTOR AS SET FORTH IN RULE 501.

6. Warrant Holder has the basic means to provide for Warrant Holder's current needs and personal contingencies, separate from the amount invested in the Shares; and has the ability to bear the economic risks of this investment, including the complete loss of the investment.

7.     Warrant Holder has no need for liquidity in this investment.

8. Warrant Holder is acquiring the Shares for investment for Warrant Holder's own account and not with a view to, or for resale in connection with, any distribution, and not otherwise with any present intention of selling, transferring or otherwise distributing the Shares.

9. Warrant Holder understands that the Shares have not been registered under the Securities Act of 1933 ("1933 Act") by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act. Warrant Holder



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       understands that Rule 144 promulgated under the 1933 Act is not presently available and may not in the future be available with respect to the Shares.

       (a) Warrant Holder understands that the Shares have not been qualified or registered under any state securities law ("State Securities Law") by reason of applicable exemptions thereunder.

       (b) Warrant Holder understands that the applicability of the exemptions under the 1933 Act and State Securities Laws depends upon, among other things, the bona fide nature of Warrant Holder's intent to acquire the Shares for investment and not with a view to their resale or distribution.

       (c) Warrant Holder understands that Warrant Holder must hold the Shares indefinitely, that Warrant Holder may not dispose of the Shares unless registered under the 1933 Act and registered or qualified under applicable State Securities Laws, or there are exemptions from registration and qualification.

       (d) Warrant Holder further understands that Warrant Holder cannot be assured that any exemption from the registration or qualification requirements will be available if Warrant Holder should desire to sell or transfer the Shares, and therefore that Warrant Holder may not be able to sell or otherwise transfer the Shares under the circumstances, in the amount, or at the time that Warrant Holder may desire.

10. Warrant Holder understands that certificates evidencing the Shares will be imprinted with such legend or legends as in the opinion of legal counsel for the Company are required by state and federal law, including a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required, substantially as follows:

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE TRANSFER IS MADE IN COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 144, OR (3) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY

11. Warrant Holder acknowledges and agrees that the Company has not granted to Warrant Holder any registration rights in respect to the Shares (except as expressly provided in the Warrant), nor any preemptive or other rights to subscribe to additional shares of any class of the Company's stock.

12. Warrant Holder acknowledges that Warrant Holder has been advised to consult with Warrant Holder's own legal counsel regarding the execution and delivery of this Election to Purchase, that Warrant Holder has received no advice or explanation concerning the meaning or effect of this Election to Purchase from the Company, its agents or its legal counsel, and that Warrant Holder has consulted with Warrant Holder's own legal counsel to the extent that Warrant Holder has deemed necessary.

13. This Election to Purchase shall be governed by and construed in accordance with a the laws of the State of California. Any controversy or claim arising under, out of or in connection with this Election to Purchase, including, without limitation, claims arising under the Federal and State securities laws and applicable common law, shall be settled by arbitration conducted in San Francisco, California, in accordance with the commercial rules of the American Arbitration Association then in effect.

                           [SIGNATURE PAGE TO FOLLOW]



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Dated:
      -------------------------------        -----------------------------------
                                             Signature of Warrant Holder

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Tax Identification Number                    Printed Name

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Street                                       City              State       Zip


--------------------------------------------------------------------------------
            (Print exact name in which the Shares should be issued.)